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                                                                    EXHIBIT 10.8

                          ALLIED WASTE INDUSTRIES, INC.
                 AMENDED AND RESTATED 1991 INCENTIVE STOCK PLAN

                          [EFFECTIVE FEBRUARY 5, 2004]

1.       PURPOSE OF THE PLAN

         This Plan is intended to provide a means through which the Company and its subsidiaries may attract able persons to enter into the employ of the Company or its subsidiaries, and to promote the interests of the Company by providing the employees and consultants of the Company or its subsidiaries, who are largely responsible for the management, growth and protection of the business of the Company, with a proprietary interest in the Company, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such persons with additional incentive and reward opportunities to enhance the profitable growth of the Company.

         The Plan amends and restates the Company's 1991 Incentive Stock Plan, as previously amended and restated in 1999, and as subsequently amended.

2.       DEFINITIONS

         As used in the Plan, the following definitions apply to the terms indicated below.

         (a) "Board of Directors" means the Board of Directors of Allied Waste Industries, Inc.

         (b) "Cause," when used in connection with the termination of a Participant's employment with the Company, means the termination of the Participant's employment by the Company by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude; (ii) the proven commission by the Participant of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Participant; (iv) the willful, continued and unreasonable failure by the Participant to perform duties assigned to him and agreed to by him; (v) the knowing engagement by the Participant in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Participant, without the written approval of the Board of Directors of the Company, in any activity which competes with the business of the Company or which would result in a material injury to the Company; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's Policies and Procedures Manual, if any, then in effect.

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         (c)      "Cash Bonus" means an award of a bonus payable in cash
pursuant to Section 11.

         (d) "Change in Control" means (i) a "change in control" of the Company, as that term is contemplated in the federal securities laws; or (ii) the occurrence of any of the following events: (A) any Person becomes, after the effective date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, that the Board of Directors (as constituted immediately prior to such person becoming such a beneficial owner) may determine, in its sole discretion, that a Change in Control has not occurred; and provided, further, that the acquisition of additional voting securities, after the effective date of this Plan, by any Person who is, as of the effective date of this Plan, the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's then outstanding securities, shall not constitute a "Change in Control" of the Company for purposes of this Section 2(d), (B) a majority of individuals who are nominated by the Board of Directors for election to the Board of Directors on any date, fail to be elected to the Board of Directors as a direct or indirect result of any proxy fight or contested election for positions on the Board of Directors or
(C) the Board of Directors determines in its sole and absolute discretion that there has been a Change in Control of the Company.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any Code section shall be deemed to include any amendments or successor provisions to any Section and any treasury regulations promulgated thereunder.

         (f) "Committee" means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

         (g) "Common Stock" means the Company's common stock, par value $.01 per share.

         (h) "Company" means Allied Waste Industries, Inc., a Delaware corporation, and each of its Subsidiaries, and its successors.

         (i) "Consultant" means any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such services.

         (j) "Disability" means a Participant's "permanent and total disability" within the meaning of Code Section 22(e)(3).

         (k) "Employee" means any person who is an employee of the Company or any Subsidiary within the meaning of Code Section 3401(c) and the applicable interpretive authority thereunder.

         (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

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         (m)      "Fair Market Value" of a share of Common Stock on any date is
(i) the closing sales price on that date (or if that date is not a business day, on the immediately preceding business day) of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading; (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on that date (or if that date is not a business day, on the immediately preceding business day) as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Common Stock is not so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

         (n) "Fully Diluted Shares" means the aggregate of all issued and outstanding shares of Common Stock, shares of Common Stock issuable upon the vesting or payment of awards or exercise of options under any employee benefit plan, including the Plan, shares of Common Stock otherwise available or reserved for issuance under employee benefit plans, including the Plan, and shares of Common Stock issuable upon conversion or exercise of any outstanding convertible securities, warrants or options. For these purposes, shares of Series A Senior Convertible Preferred Stock are deemed convertible into shares of Common Stock.

         (o) "Incentive Award" means an Option, a share or unit of Restricted Stock, a Performance Award, a share of Phantom Stock, a Stock Bonus or Cash Bonus granted pursuant to the terms of the Plan.

         (p) "Incentive Stock Option" means an Option which is an "incentive stock option" within the meaning of Code Section 422 and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

         (q) "Issue Date" means the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(d). With respect to units of Restricted Stock, "Issue Date" means the date established by the Committee on which either (i) certificates representing shares of Common Stock shall be issued by the Company for units pursuant to the terms of Sections 7(a) and 7(d)(iii), or (ii) payment will be made for such units pursuant to the terms of
Section 7(a).

         (r) "Non-Employee Director" means a member of the Board who (i) is not at the time in question an officer or Employee of the Company or any Subsidiary; (ii) has not received compensation for serving as a consultant or in any other non-director capacity or who had an interest in any transaction with the Company or any Subsidiary that would exceed the $60,000 threshold for which disclosure would be required under Item 404(a) of Regulation S-K or (iii) has not been engaged through another party in a business relationship with the Company or any Subsidiary that would be disclosable under Item 404(b) of Regulation S-K.

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         (s)      "Non-Qualified Stock Option" means an Option which is not an
Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

         (t) "Option" means an option to purchase shares of Common Stock of the Company granted pursuant to Section 6. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

         (u) "Original Issue Date" means the date that the certificates would have been issued (or payment would have been made) for units of Restricted Stock, but for the Participant's election to defer the Issue Date pursuant to
Section 7(a).

         (v) "Parent" means a "parent corporation" of the Company, whether now or hereafter existing, as defined in Code Section 424(e).

         (w) "Participant" means an Employee or Consultant who is eligible to participate in the Plan and to whom an Incentive Award is granted pursuant to the Plan and, upon his death, his successors, heirs, executors and administrators, as the case may be, to the extent permitted herein.

         (x) "Performance Award" means an award payable in cash or Common Stock, which award is granted pursuant to Section 8 and subject to the terms and conditions contained herein.

         (y) "Person" means a "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations in effect from time to time thereunder.

         (z) A share of "Phantom Stock" represents the right to receive in cash the Fair Market Value of a share of Common Stock of the Company, which right is granted pursuant to Section 9 and subject to the terms and conditions contained herein.

         (aa) "Plan" means the Allied Waste Industries, Inc. Amended and Restated 1991 Incentive Stock Plan, as most recently amended and restated on March 29, 2001, and as subsequently amended from time to time.

         (bb) "Qualified Domestic Relations Order" means a qualified domestic relations order as defined in the Code, Title I of the Employee Retirement Income Security Act, or in the rules and regulations as may be in effect from time to time thereunder.

         (cc) "Retirement" means termination of employment with the Company by a Participant at a time when the sum of the Participant's total whole years (a "whole year" means 12 calendar months) of employment with the Company (including whole years of employment with any business which was acquired by the Company) and the Participant's age is at least 55.

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         (dd)     Share of "Restricted Stock" means a share of Common Stock
which is granted pursuant to the terms of Section 7 and which is subject to the restrictions set forth in Section 7(c) for so long as such restrictions continue to apply to such share.

         (ee) "Securities Act" means the Securities Act of 1933, as amended from time to time.

         (ff) "Stock Bonus" means a grant of a bonus payable in shares of Common Stock pursuant to Section 10 and subject to the terms and conditions contained therein.

         (gg) "Subsidiary" or "Subsidiaries" mean any and all corporations in which, at the pertinent time, the Company owns, directly or indirectly, stock vested with more than 50% of the total combined voting power of all classes of stock of such corporations within the meaning of Code Section 424(f).

         (hh) Unit of "Restricted Stock" means the Company's unfunded promise to pay a share of Common Stock or its cash equivalent (pursuant to Section 7(a)) which is granted pursuant to the terms of Section 7 and which is subject to the restrictions set forth in Section 7(c) for so long as such restrictions continue to apply to such unit.

         (ii) "Vesting Date" means the date established by the Committee on which a share or unit of Restricted Stock or Phantom Stock may vest.

3.       STOCK SUBJECT TO THE PLAN

         Under the Plan, the Committee may grant to Participants (a) Options;
(b) shares and/or units of Restricted Stock; (c) Performance Awards; (d) shares of Phantom Stock; (e) Stock Bonuses and (f) Cash Bonuses.

         The Committee may grant Options, shares or units of Restricted Stock, Performance Awards shares of Phantom Stock and Stock Bonuses under the Plan with respect to a number of shares of Common Stock that in the aggregate at any time does not exceed 10.5% of the Fully Diluted Shares as of the date any Incentive Award is granted, subject to adjustment pursuant to Section 12. Notwithstanding any contrary provision of this Plan, the aggregate of any grants or awards of shares or units of Restricted Stock, shares of Phantom Stock, Performance Awards, or Stock Bonuses made after March 29, 2001 shall not exceed 25% of the aggregate shares available to be awarded or granted under the Plan after March 29, 2001. The grant of a Cash Bonus shall not reduce the number of shares of Common Stock with respect to which Options, shares or units of Restricted Stock, Performance Awards, shares of Phantom Stock, or Stock Bonuses may be granted pursuant to the Plan.

         If any outstanding Option expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grant under the Plan. If any shares of Restricted Stock or Phantom Stock, or any shares of Common Stock granted as a Performance Award or a Stock Bonus are forfeited or canceled for any reason, such

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shares shall again be available for grant under the Plan. If any units of
Restricted Stock are forfeited or canceled for any reason, the shares of Common Stock subject to those units shall again be available for grant under the Plan.

         Shares of Common Stock issued under the Plan may be either newly issued or treasury shares, at the discretion of the Committee.

4.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board or by a Committee of not less than two Non-Employee Directors who shall be appointed by the Board. For purposes of grants and awards pursuant to, and administration of this Plan under, Sections 4 through 24, the terms "Committee" and "Board" shall be used interchangeably.

         The Committee shall from time to time designate the key Employees and Consultants who shall be granted Incentive Awards and the amount and type of such Incentive Awards.

         The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

         The Committee may, in its absolute discretion (a) accelerate the date on which any Option granted under the Plan becomes exercisable; (b) extend the date on which any Option granted under the Plan ceases to be exercisable; (c) accelerate the Vesting Date or Issue Date, or waive any condition imposed pursuant to Section 7(b), with respect to any share or unit of Restricted Stock granted under the Plan and (d) accelerate the Vesting Date or waive any condition imposed pursuant to Section 9, with respect to any share of Phantom Stock granted under the Plan.

         In addition, the Committee may, in its absolute discretion, grant Incentive Awards to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee specifies. Notwithstanding Section 3, Incentive Awards granted on the condition of surrender of outstanding Incentive Awards shall not count against the limits set forth in such Section 3 until such time as such Incentive Awards are surrendered.

         Except as provided in Section 6(e)(iv), whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee in its absolute discretion.

         No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated from and against any cost or

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expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

         The Committee or Board may delegate to an officer of the Corporation the authority to make decisions pursuant to this Plan; provided, however, that no such delegation may be made that would cause any award or other transaction under the Plan to cease to be exempt from Section 16(b) of the Exchange Act. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

5.       ELIGIBILITY

         The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be (a) those Employees who are largely responsible for the management, growth and protection of the business of the Company or any Subsidiary (including officers of the Company, whether or not they are directors of the Company) or (b) any Consultant, as the Committee, in its absolute discretion, shall select from time to time; provided, however, that Incentive Stock Options may only be granted to Employees.

6.       OPTIONS

         The Committee may grant Options pursuant to the Plan, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions.

         (a) Identification of Options. All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

         (b) Exercise Price. The exercise price of any Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Option is granted; provided, however, that such price shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted, subject to (i) the restrictions provided in
Section 6(d) and (ii) the adjustments provided in Section 12. Notwithstanding any other provision of the Plan to the contrary, no amendment or adjustment of the exercise price of an Option (whether through amendment, cancellation or replacement grants, or other means of pricing such Options), with respect to an Option having an exercise price greater than the Fair Market Value of a Share as of the date of such amendment or adjustment, shall be authorized under the Plan unless stockholder approval of such repricing is obtained.

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         (c)      Term and Exercise of Options

                  (i) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the agreement evidencing the Option; provided, however, that (A) subject to the restrictions provided in
         Section 6(d), no Option shall be exercisable after the expiration of ten years from the date such Option was granted, and (B) no Option shall be exercisable until six months after the date of grant; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

                  (ii) Each Option shall be exercisable, in whole or in part, with respect to whole shares of Common Stock. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(v).

                  (iii) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, along with the agreement evidencing the Option and payment for shares of Common Stock to be purchased upon the exercise of the Option. The notice must specify the number of shares of Common Stock with respect to which the Option is being exercised and must be signed by the Participant. Payment shall be made either (A) in cash, by certified check, bank cashier's check or wire transfer, (B) subject to the approval of the Committee, in shares of Common Stock owned by the Participant for a period of at least six months prior to the effective date on which the Option is exercised and valued at their Fair Market Value on the effective date of such exercise, (C) subject to the approval of the Committee, in the form of a "cashless exercise" (as described below) or (D) subject to the approval of the Committee, in any combination of the foregoing. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time. The effective date on which an Option is exercised shall be established by the Secretary and shall occur within an administratively reasonable period of time (but no later than five business days) after the Secretary receives the notice, agreement, and payment referred to above. Prior to the exercise date, the Participant may withdraw the notice, in which case the Option will not be exercised.

                  The cashless exercise of an Option shall be pursuant to procedures whereby the Participant, by written notice, irrevocably directs (A) an immediate market sale or margin loan with respect to all or a portion of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by a brokerage firm or other party (provided that such brokerage firm or other party is not affiliated with the Company) of the exercise price and any tax withholding obligations resulting from such exercise, (B) the delivery of the shares of Common Stock directly from the Company to such brokerage firm or other

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         party, and (C) delivery to the Company from the brokerage firm or other party, from the proceeds of the sale or the margin loan, of an amount sufficient to pay the exercise price and any tax withholding obligations resulting from such exercise.

                  (iv) Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (A) the broker-dealer has received from the Participant or the Company a duly endorsed agreement evidencing such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

                  (v) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or permitted transferee of the Participant and delivered to the Participant or permitted transferee as soon as practicable following the later of (A) the effective date on which the Option is exercised or (B) the date withholdings are made by the Company (or an amount sufficient to satisfy such withholdings are received by the Company) with respect to the Option that is exercised; provided, however, that such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant or permitted transferee. If withholdings are to be transmitted to the Company and are not timely received, to satisfy its withholding obligation, the Company may withhold a portion of the shares of Common Stock that would otherwise be issued to the Participant upon the exercise of the Option, sell such shares, and use the proceeds from such shares to satisfy the Company's withholding obligations.

                  (vi) Except as set forth in this Section 6(c)(vi), during the lifetime of a Participant, each Option granted to him shall be exercisable only by him or a broker-dealer acting on his behalf pursuant to Section 6(c)(iv). No Option shall be assignable or transferable for value. Each Option may be assigned by a Participant by will or by the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. Non-Qualified Stock Options may be assigned to: (A) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (B) any person sharing the Participant's household (other than a tenant or employee), (C) a trust in which the persons described in (A) or (B) (or the Participant) hold more than 50% of the beneficial interest or (D) a private foundation in which the persons described in (A) or (B) (or the Participant) own more than 50% of the voting interests. A transfer to any entity in which more than 50% of the voting interests are owned by the persons described in (A) or (B) (or the Participant) in exchange for an interest in that entity shall not constitute a transfer for value.

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         (d)      Limitations on Grant of Incentive Stock Options

                  (i) The aggregate Fair Market Value of shares of Common Stock with respect to which "Incentive Stock Options" (within the meaning of Code Section 422, without regard to Code Section 422(d)) are exercisable for the first time by a Participant during any calendar year under the Plan (and any other stock option plan of the Company, or of its Parent or any Subsidiary) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. If such aggregate Fair Market Value of shares of Common Stock underlying such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or if such regulations (or authority) require or permit a designation of the options which shall cease to constitute Incentive Stock Options, the Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

                  (ii) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of its Parent or any Subsidiary, unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

         (e)      Effect of Termination of Employment

                  (i) If the employment of a Participant with the Company shall terminate for any reason other than Cause, or other than as the result of the Participant's Disability, death, or Retirement, or other than upon the occurrence of a Change in Control (with or without any termination of the Participant's employment), (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one month after such termination, on which date they shall expire, and
         (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

                  (ii) If the employment of a Participant with the Company shall terminate as the result of the Participant's Disability, death, or Retirement, all of the Options granted to such Participant shall become fully and immediately exercisable and shall remain exercisable until

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         the expiration of one year after such termination or, if earlier, until the expiration of their term(s), on which date they shall expire.

                  (iii) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

                  (iv) A Participant's employment with the Company shall be deemed terminated if the Participant's leave of absence (including military or such leave or other bona fide leave of absence) extends for more than 90 days and the Participant's continued employment with the Company is not guaranteed by contract or statute.

                  (v) Upon the occurrence of a Change in Control, all of the Options granted to such Participant shall become fully and immediately exercisable and shall remain exercisable until their expiration, termination, or cancellation.

         (f) Buyout of Options. The Committee may at any time (i) offer to buy out for a payment of cash or cash equivalents an Option previously granted, or (ii) authorize a holder of an Option to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

         (g) Definitions. For purposes of this Section 6, "month" means 31 calendar days beginning with the calendar day on which the relevant event occurs, and "year" means 365 calendar days beginning with the calendar day on which the relevant event occurs.

         (h) Limit on Number of Options. Notwithstanding any other provision of this Section 6 to the contrary, the maximum number of Options that can be granted to any Participant is 500,000 per year.

7.       RESTRICTED STOCK

         The Committee may grant shares and/or units of Restricted Stock pursuant to the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services or future services. Each grant of shares or units of Restricted Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares or units of Restricted Stock shall comply with and be subject to the following terms and conditions.

         (a) Issue Date and Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. Except as provided in Sections 7(c) and 7(f), upon the occurrence of the Issue Date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 7(d). Provided that all conditions with respect to the vesting of a share of Restricted Stock imposed pursuant to
Section 7(b) hereof are satisfied, and except as provided in Sections 7(c) and 7(f), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 7(c) shall cease to apply to such share.

         At the time of the grant of units of Restricted Stock, the Committee shall establish one or more Vesting Dates with respect to such units. Unless otherwise specified in the agreement granting the units, the Issue Date for a unit shall be the same date as the Vesting Date for such unit. Upon the occurrence of the Issue Date with respect to a unit of Restricted Stock, subject to the Participant's right, if any, to elect a deferral of the Issue Date (as described below), and as provided for in the agreement granting the unit, either
(i) one share of Common Stock shall be issued to the Participant in accordance with the provisions of Section 7(d)(iii) or (ii) a lump sum cash payment will be made to the Participant in an amount equal to the Fair Market value of one share of Common Stock (determined as of the Issue Date).

         A Participant who is eligible to participate in the Allied Waste Industries, Inc. Executive Deferred Compensation Plan ("Deferred Compensation Plan") may elect to defer the Issue Date(s) for one or more units of Restricted Stock. The Participant's election must be made, in writing, at least one year prior to the Vesting Date(s) for such unit(s) (or, if later, within 30 days of the date of grant for such unit(s)). The election shall be made pursuant to the terms of the Deferred Compensation Plan. When the Original Issue Date occurs, the unit(s) subject to the election will be transferred into a deferred compensation account established under the Deferred Compensation Plan and will be subject to the terms of the Deferred Compensation Plan. Notwithstanding any election to defer the Issue Date(s) for one or more units, in the event of a Participant's death prior to the transfer to the Deferred Compensation Plan, all units subject to such election (and otherwise payable under the terms of this Plan) will be paid in full to the Participant's beneficiary within a reasonable time after notice to the Committee of the Participant's death or, if later, on the date such payment would be made to the Participant absent the deferral election.

         (b) Conditions to Vesting. At the time of the grant of shares or units of Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares or units as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares or units of Restricted Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares or units.

         (c) Restrictions on Transfer. Prior to the Issue Date, a Participant shall not be entitled to assign or transfer a unit of Restricted Stock. Prior to the vesting of a share of Restricted Stock, a Participant shall be entitled to assign or transfer such share and all of the rights related thereto to the extent permitted by this Section 7(c). Any such assignment or transfer must not be for value. Any such assignment or transfer is limited to an assignment or transfer to: (i) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the

Participant's household (other than a tenant or employee), (iii) a trust in which the persons described in (i) or (ii) (or the Participant) hold more than 50% of the beneficial interest or (iv) a private foundation in which the persons described in (i) or (ii) (or the Participant) own more than 50% of the voting interests. A transfer to any entity in which more than 50% of the voting interests are owned by the persons described in (i) or (ii) (or the Participant) in exchange for an interest in that entity shall not constitute a transfer for value.

         (d)      Issuance of Certificates

                  (i) Except as provided in Sections 7(c) or 7(f), reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

                  The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Allied Waste Industries, Inc. 1991 Incentive Stock Plan, as amended, and an agreement entered into between the registered owner of such shares and Allied Waste Industries, Inc. A copy of the Plan and agreement is on file in the office of the Secretary of Allied Waste Industries, Inc., 15880 North Greenway - Hayden Loop, Suite 100, Scottsdale, Arizona 85260.

                  Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms of this Plan and the agreement governing the grant of Restricted Stock.

                  (ii) Each certificate issued pursuant to Paragraph 7(d)(i), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company. The Company shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

                  (iii) If, under Section 7(a), shares of Common Stock are to be issued for a unit of Restricted Stock, then reasonably promptly after the Issue Date with respect to such unit, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such unit was granted, evidencing the share, provided that such stock certificate shall not be required to bear the legend set forth in Section 7(d)(i) above and that such stock certificate shall not issue a fractional share. Rather, the Fair Market Value of any fractional share will be paid in cash.

         (e) Consequences Upon Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 7(c) shall cease to apply to such share.

Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Paragraph 7(d)(i), together with any other property of the Participant held by Company pursuant to Section 12(a); provided, however, that such delivery shall be effected for all purposes when the Company shall have deposited such certificate and other property in the United States mail, addressed to the Participant.

         Upon the Issue Date of a unit of Restricted Stock pursuant to the terms hereof, the restrictions of Section 7(c) shall cease to apply to such unit. Reasonably promptly after the Issue Date of a unit of Restricted Stock (and subject to the Participant's right, if any, to defer the Issue Date pursuant to
Section 7(a)), as required by and pursuant to Section 7(a), the Company shall either (i) cause to be issued and delivered to the Participant to whom such unit was granted a certificate in accordance with Section 7(d)(iii) together with any other property of the Participant held by Company pursuant to Section 12(a), or
(ii) cause a lump sum payment to be made to the Participant. If the provisions of Section 7(a) require issuance and delivery of a certificate, such delivery shall be effected for all purposes when the Company shall have deposited such certificate and other property in the United States mail, addressed to the Participant.

         (f)      Effect of Termination of Employment

                  (i) If the employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares or units of Restricted Stock granted to such Participant, a portion of such shares or units, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision hereof, shall vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee at the time of the grant of such shares or units of Restricted Stock and may be based on the achievement of any conditions imposed by the Committee with respect to such shares or units pursuant to Section 7(b). Such portion may equal zero, and any non-vested shares or units shall be forfeited as of the commencement of business on the date of the Participant's termination of employment.

                  (ii) In the event of the termination of a Participant's employment for Cause, all shares and units of Restricted Stock granted to such Participant which have not vested as of the commencement of business on the date of such termination shall immediately be forfeited.

         (g) Effect of Change in Control. Upon the occurrence of a Change in Control, all shares and units of Restricted Stock which have not yet vested (including those with respect to which the Issue Date has not yet occurred) shall immediately vest.

         (h) Voting and Dividend Rights. The holders of shares of Restricted Stock awarded under this Plan shall have the same voting, dividend and other rights as the Company's other stockholders (except that the transfer of such shares is limited in accordance with Section 7(c) prior to vesting); provided, however, that the Committee may require in the agreement granting the shares of

Restricted Stock that cash dividends be invested in additional shares of Restricted Stock, subject to the same conditions and restrictions as the Incentive Award with respect to which the dividends were paid.

         The holders of units of Restricted Stock awarded under this Plan shall have no voting, dividend, or other shareholder rights unless and until certificates are issued pursuant to Section 7(d)(iii). Notwithstanding the foregoing, the agreement evidencing units of Restricted Stock may provide, in the event of a cash dividend paid by the Company to holders of Common Stock generally, for the crediting of an additional number of units of Restricted Stock ("Additional Restricted Stock Units") equal to the total number of whole units of Restricted Stock and any Additional Restricted Stock Units previously credited multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company, divided by the Fair Market Value of a share of Common Stock. The agreement also may provide, in the event of a stock dividend paid by the Company to holders of Common Stock generally, for the crediting of Additional Restricted Stock Units equal to the total number of whole units of Restricted Stock and Additional Restricted Stock Units previously credited multiplied by the share dividend paid per share of Common Stock by the Company. Any Additional Stock Units shall be subject to the same terms and restrictions as the units of Restricted Stock to which they relate.

8.       PERFORMANCE AWARDS

         The Committee may grant Performance Awards pursuant to the Plan. Each grant of Performance Awards shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of Performance Awards shall comply with and be subject to the following terms and conditions.

         (a)      Performance Period and Performance Award

                  (i) With respect to each grant of a Performance Award, the Committee shall establish a performance period over which the performance of the applicable Participant shall be measured.

                  (ii) In determining the amount of the Performance Award to be granted to a particular Participant, the Committee may take into account such factors as the Participant's responsibility level and growth potential, the amount of other Incentive Awards granted or received by such Participant, and such other considerations as the Committee deems appropriate; provided, however, the maximum value that can be granted as a Performance Award to any one individual during any calendar year is $10,000,000.

         (b) Performance Goals. A Performance Award shall be paid solely on the attainment of certain preestablished, objective performance goals (within the meaning of Code Section 162(m)). Such performance goals shall be based on any one or any combination of the following business criteria of the Company as a whole or any of its subsidiaries (or any division or department of the foregoing), as determined by the Committee: revenues, profitability, earnings (including, without limitation, earnings per share); successful acquisitions of other companies or assets; successful dispositions of subsidiaries, divisions or departments of the Company or any of its subsidiaries; successful financing efforts; return to stockholders; market share; or cost or expense control. The Committee shall establish, in writing, the applicable performance goal(s) and the specific targets related to such goal(s) within 90 days after the commencement of the performance period to which such goal(s) relate and at a time when the outcome of such performance goal(s) are substantially uncertain within the meaning of Code Section 162(m), subject to adjustment by the Committee as it deems appropriate to reflect significant unforseen events or changes.

         (c) Payment. Upon the expiration of the performance period relating to a Performance Award granted to a Participant, such Participant shall be entitled to receive payment of an amount not exceeding the maximum value of the Performance Award, based on the achievement of the performance goals for such performance period, as determined by the Committee. The Committee may, within its sole discretion, pay a Performance Award under any one or more of the performance goals established by the Committee with respect to such Performance Award. The Committee shall certify in writing prior to the payment of a Performance Award that the applicable performance goals and any other material terms of the grant have been satisfied. Subject to Section 3, payment of a Performance Award may be made in cash, Common Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in Common Stock shall be based on the Fair Market Value of the Common Stock on the payment date.

         (d) Effect of Termination of Employment. If the employment of a Participant shall terminate for any reason prior to the expiration of the applicable performance period, the Performance Awards relating to such performance period shall immediately be forfeited as of the commencement of business on the date of such termination, except as may be determined by the Committee in its sole and absolute discretion, or as may be otherwise provided in the agreement evidencing such Performance Award.

         (e) Effect of Change in Control. Upon the occurrence of a Change in Control, the Committee (as constituted immediately prior to such Change in Control) shall determine, in its sole discretion, whether Performance Awards, for which the requisite performance goals have not been satisfied or for which the performance period has not expired, shall immediately be paid or whether such Performance Awards shall remain outstanding according to their respective terms.

9.       PHANTOM STOCK

         The Committee may grant shares of Phantom Stock pursuant to the Plan. Each grant of shares of Phantom Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Phantom Stock shall comply with and be subject to the following terms and conditions.

         (a) Vesting Date. At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 9(c) are satisfied, and except as provided in
Section 9(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

         (b) Benefit Upon Vesting. Upon the vesting of a share of Phantom Stock, a Participant shall be entitled to receive in cash, within 90 days of the date on which such share vests, an amount in cash in a lump sum equal to the sum of (i) the Fair Market Value of a share of Common Stock of the Company on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock of the Company during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

         (c) Conditions to Vesting. At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions herein, to the vesting of such shares as it in its absolute discretion deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares.

         (d)      Effect of Termination of Employment

                  (i) If the employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares of Phantom Stock granted to such Participant, a portion of such shares, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision, shall vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee at the time of the grant of such shares of Phantom Stock and may be based on the achievement of any conditions imposed by the Committee with respect to such shares pursuant to
         Section 9(c). Such portion may equal zero, and any non-vested shares shall be forfeited as of the commencement of business on the date of the Participant's termination of employment.

                  (ii) In the event of the termination of a Participant's employment for Cause, all shares of Phantom Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited.

         (e) Effect of Change in Control. Upon the occurrence of a Change in Control, all shares of Phantom Stock which have not theretofore vested shall immediately vest.

10.      STOCK BONUSES

         The Committee may, in its absolute discretion, grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus.

Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

11.      CASH BONUSES

         The Committee may, in its absolute discretion, grant in connection with any grant or upon the Issue Date of Restricted Stock or shares of Common Stock granted as a Performance Award or Stock Bonus or at any time thereafter, a cash bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such Restricted Stock, Performance Award or Stock Bonus, in such amounts as the Committee shall determine from time to time; provided, however, that in no event shall the amount of a Cash Bonus exceed the Fair Market Value of the related shares of Restricted Stock or shares of Common Stock granted or issued pursuant to units of Restricted Stock, a Performance Award or Stock Bonus on such date. A Cash Bonus shall be subject to such conditions as the Committee shall determine at the time of the grant of such Cash Bonus.

12.      ADJUSTMENT UPON CHANGES IN COMMON STOCK

         (a) Outstanding Restricted Stock, Performance Awards and Phantom Stock. Upon the occurrence of any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, unless the Committee otherwise determines in its absolute discretion, if a Participant receives any securities or other property (including dividends paid in cash) with respect to a share or unit of Restricted Stock, the Issue Date with respect to which occurs prior to such event, but which has not vested as of the date of such event, such securities or other property will not vest until such share or unit of Restricted Stock vests and shall be held by the Company pursuant to Paragraph 7(d)(ii) as if such securities or other property were non-vested shares or units of Restricted Stock.

         The Committee may, in its absolute discretion, adjust any grant of shares or units of Restricted Stock, the Issue Date with respect to which has not occurred as of the date of the occurrence of any of the following events, any shares of Common Stock upon the grant of a Performance Award or any grant of shares of Phantom Stock, to reflect any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of Participants under the grant.

         (b) Stock Subject to Plan, Outstanding Incentive Awards, Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust (i) the number of shares of Common Stock for which Incentive Awards may be granted under the

Plan and (ii) the number of shares and/or the exercise price per share of Common Stock subject to each outstanding Incentive Award.

         (c) Outstanding Incentive Awards, Certain Mergers. Subject to any required action by the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Incentive Award outstanding on the date of such merger or consolidation shall entitle the Participant to acquire upon exercise, if applicable, the securities which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such merger or consolidation.

         (d) Outstanding Incentive Award, Certain Other Transactions. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to: (i) cancel, effective immediately prior to the occurrence of such event, each Incentive Award outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Incentive Award; or (ii) provide for the exchange of each Incentive Award outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which such Incentive Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or, if appropriate, provide for a cash payment to the Participant to whom such Incentive Award was granted in full or partial consideration for the exchange of the Incentive Award.

         (e) Outstanding Incentive Awards, Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Sections 12(b), (c) or (d), the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in the per share exercise price of each such Incentive Awards, if applicable, as the Committee may consider appropriate to prevent dilution or enlargement of rights.

         (f) No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option.

13.      DEFERRAL OF DELIVERY OF SHARES

         The Committee (in its sole discretion) may permit or require a Participant who receives an Incentive Award to have Common Shares that would otherwise be delivered to the Participant converted into a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date they otherwise would have been delivered to the Participant. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between the Participant and the Company; provided, however, that the Committee may elect to establish a trust for the purpose of securing any such obligation. If the deferral of Incentive Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Incentive Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

14.      RIGHTS AS A STOCKHOLDER

         No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 12, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

15.      NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD

         Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

         No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

16.      SECURITIES MATTERS

         (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof that the recipient of such stock make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

         (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

         (c) It is intended that the Plan and any grant of an Incentive Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3 promulgated thereunder. If any provision of the Plan or any Incentive Award would disqualify the Plan or the Incentive Award, or would otherwise not comply with Rule 16b-3, such provision or Incentive Award shall be construed or deemed amended to conform to Rule 16b-3 to the extent permitted by applicable law and deemed advisable by the Board.

17.      WITHHOLDING TAXES

         Whenever shares of Common Stock are to be issued upon the exercise of an Option, the occurrence of the Issue Date or Vesting Date with respect to a share or unit of Restricted Stock, the payment of a Performance Award in shares of Common Stock or the payment of a Stock Bonus, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company shall have the right to withhold from the shares to be issued for such Incentive Award an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment. In addition, upon the grant of a Cash Bonus, the payment of a Performance Award, or the making of a payment with respect to a share of Phantom Stock or a unit of Restricted Stock, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant.

18.      AMENDMENT OF THE PLAN

         The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders no revision or amendment shall (i) except as provided in Section 12, increase the number of shares of Common Stock that may be issued under the Plan; (ii) except as provided in Section 12, increase the maximum number of shares of Common Stock that may be subject to an Incentive Award granted to any one individual for any calendar year; (iii) increase the maximum value that can be awarded as a Performance Award; (iv) materially increase the benefits accruing to an individual holding Incentive Awards granted pursuant to the Plan; (v) materially modify the requirements as to eligibility for participation in the Plan; (vi) extend the term of the Plan or (vi) decrease any authority granted to the Committee in contravention of Rule 16b-3 under the Exchange Act.

19.      NO OBLIGATION TO EXERCISE

         The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

20.      TRANSFERS UPON DEATH

         Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution or by assignment or transfer from the Participant as contemplated by Sections 6(c)(6) and 7(c) above. No transfer by will or the laws of descent and distribution, or as contemplated by Sections 6(c)(6) and 7(c) above, of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will, assignment, or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

21.      EXPENSES AND RECEIPTS

         The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

22.      FAILURE TO COMPLY

         In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part as the Committee, in its absolute discretion, may determine.

23.      EFFECTIVE DATE AND TERM OF PLAN

         The Plan was originally adopted by the Board of Directors on March 8, 1991, and approved by the Company's stockholders on July 9, 1991. The Plan was amended and restated on September 8, 1999, and has been further amended by four amendments, the most recent of which is dated March 29, 2001. On May 23, 2001, the Company's stockholders approved the Plan as amended by the Fourth Amendment and as thereafter restated. No Incentive Award may be granted under the Plan after September 8, 2009.

24.      COMPLIANCE WITH THE EXCHANGE ACT

         With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee or Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or Board.

25.      VESTING OF FRACTIONAL AMOUNTS

         With respect to any Incentive Award that vests in a manner that would result in fractional shares of Common Stock being issued, any fractional share which would be one-half or greater a share shall be rounded up to a full share, and any fractional share which is less than one-half a share shall not be vested or issued unless and until the last increment of such Incentive Award becomes vested.

                                         ALLIED WASTE INDUSTRIES, INC.,
                                         a Delaware corporation

                                         By_________________________________
                                           Steven M. Helm, Vice President, Legal
                                           and Corporate Secretary